Exhibit 99.1

Jones Energy, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

Introduction

On June 22, 2017,  Jones Energy, Inc. (“Jones Energy” or “the Company”) entered into a definitive agreement (the “Arkoma Agreement”) to sell its Arkoma Basin properties (the “Divestiture”) for a purchase price of $65.0 million, subject to customary adjustments. The Company closed the Divestiture on August 1, 2017. The Divestiture does not qualify as discontinued operations as it does not represent a strategic shift that will have a major effect on the Company’s operations or financial results.

The unaudited pro forma condensed consolidated financial data of the Company was derived from historical condensed consolidated financial statements. The unaudited pro forma condensed consolidated balance sheet assumes the Divestiture occurred on June 30, 2017. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2017 and the year ended December 31, 2016 give effect to the Divestiture as if it occurred as of January 1, 2016. The following unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s historical financial statements and accompanying notes.

The pro forma adjustments are based on the best information available and assumptions that management believes are factually supportable and reasonable; however, such adjustments are subject to change. In addition, such adjustments are estimates. The unaudited pro forma condensed consolidated financial information is for illustrative and informational purposes only and is not intended to reflect what the Company’s consolidated financial position and results of operations would have been had the Divestiture occurred on the dates indicated and is not necessarily indicative of the Company’s future consolidated financial position and results of operations.

The pro forma adjustments remove the Divestiture’s consolidated assets, liabilities and results of operations and also give effect to adjustments to reflect the cash proceeds from the Divestiture. The Company expects to use the cash proceeds to repay outstanding borrowings under its revolving credit facility.

Jones Energy, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheets

June 30, 2017

(in thousands of dollars)	Historical	Pro Forma Adjustments for Activity of Disposed Assets	(a)	Adjusted for Activity of Disposed Assets	Pro Forma Adjustments for Proceeds used toward Debt Repayment	(b)	Unaudited Pro Forma Balance Sheet
Assets
Current assets
Cash	$6,254	$54,165		$60,419	$(64,200)		$(3,781)
Accounts receivable, net
Oil and gas sales	24,557	—		24,557	—		24,557
Joint interest owners	9,032	—		9,032	—		9,032
Other	7,205	—		7,205	—		7,205
Commodity derivative assets	39,823	—		39,823	—		39,823
Other current assets	11,381	—		11,381	—		11,381
Assets held for sale	3,455	(3,455)		—	—		—
Total current assets	101,707	50,710		152,417	(64,200)		88,217
Assets held for sale, net	64,200	(64,200)		—	—		—
Oil and gas properties, net, at cost under the successful efforts method	1,545,991	—		1,545,991	—		1,545,991
Other property, plant and equipment, net	2,812	—		2,812	—		2,812
Commodity derivative assets	5,914	—		5,914	—		5,914
Other assets	5,395	—		5,395	—		5,395
Total assets	$1,726,019	$(13,490)		$1,712,529	$(64,200)		$1,648,329
Liabilities and Stockholders' Equity
Current liabilities
Trade accounts payable	$56,053	$—		$56,053	$—		$56,053
Oil and gas sales payable	22,301	—		22,301	—		22,301
Accrued liabilities	19,571	—		19,571	—		19,571
Commodity derivative liabilities	3,036	—		3,036	—		3,036
Other current liabilities	8,099	(4,875)		3,224	—		3,224
Liabilities related to assets held for sale	7,472	(7,472)		—	—		—
Total current liabilities	116,532	(12,347)		104,185	—		104,185
Liabilities related to assets held for sale	1,143	(1,143)		—	—		—
Long-term debt	728,163	—		728,163	(64,200)		663,963
Deferred revenue	6,106	—		6,106	—		6,106
Commodity derivative liabilities	123	—		123	—		123
Asset retirement obligations	19,061	—		19,061	—		19,061
Liability under tax receivable agreement	11,807	—		11,807	—		11,807
Other liabilities	902	—		902	—		902
Deferred tax liabilities	2,911	—		2,911	—		2,911
Total liabilities	886,748	(13,490)		873,258	(64,200)		809,058
Commitments and contingencies
Mezzanine equity
Series A preferred stock, $0.001 par value; 1,840,000 shares issued and outstanding at June 30, 2017	89,288	—		89,288	—		89,288
Stockholders' equity
Class A common stock, $0.001 par value; 66,671,659 shares issued and 66,649,057 shares outstanding at June 30, 2017	67	—		67	—		67
Class B common stock, $0.001 par value; 29,823,927 shares issued and outstanding at June 30, 2017	30	—		30	—		30
Treasury stock, at cost: 22,602 shares at June 30, 2017	(358)	—		(358)	—		(358)
Additional paid-in-capital	477,390	—		477,390	—		477,390
Retained (deficit) / earnings	(121,477)	—		(121,477)	—		(121,477)
Stockholders' equity	355,652	—		355,652	—		355,652
Non-controlling interest	394,331	—		394,331	—		394,331
Total stockholders’ equity	749,983	—		749,983	—		749,983
Total liabilities and stockholders' equity	$1,726,019	$(13,490)		$1,712,529	$(64,200)		$1,648,329

See accompanying notes.

Jones Energy, Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the six months ended June 30, 2017

(in thousands except per share data)	Historical	Pro Forma Adjustments for Activity of Disposed Assets	(c)	Adjusted for Activity of Disposed Assets	Pro Forma Adjustments for Proceeds used toward Debt Repayment	(d)	Unaudited Pro Forma Statement of Operations
Operating revenues
Oil and gas sales	$88,791	$(9,988)		$78,803	$—		$78,803
Other revenues	1,068	—		1,068	—		1,068
Total operating revenues	89,859	(9,988)		79,871	—		79,871
Operating costs and expenses
Lease operating	18,231	(1,490)		16,741	—		16,741
Production and ad valorem taxes	1,884	(1,190)		694	—		694
Exploration	9,669	—		9,669	—		9,669
Depletion, depreciation and amortization	80,990	(9,524)		71,466	—		71,466
Impairment of oil and gas properties	161,886	—		161,886	—		161,886
Accretion of ARO liability	467	(35)		432	—		432
General and administrative	16,674	—		16,674	—		16,674
Total operating expenses	289,801	(12,239)		277,562	—		277,562
Operating income (loss)	(199,942)	2,251		(197,691)	—		(197,691)
Other income (expense)
Interest expense	(25,564)	—		(25,564)	734		(24,830)
Net gain (loss) on commodity derivatives	43,847	—		43,847	—		43,847
Other income (expense)	30,414	(502)		29,912	(164)		29,748
Other income (expense), net	48,697	(502)		48,195	570		48,765
Income (loss) before income tax	(151,245)	1,749		(149,496)	570		(148,926)
Income tax provision	(2,398)	171		(2,227)	—		(2,227)
Net income (loss)	(148,847)	1,578		(147,269)	570		(146,699)
Net income (loss) attributable to non-controlling interests	(58,221)	682		(57,539)	240		(57,299)
Net income (loss) attributable to controlling interests	$(90,626)	$896		$(89,730)	$330		$(89,400)
Dividends and accretion on preferred stock	(3,993)	—		(3,993)	—		(3,993)
Net income (loss) attributable to common shareholders	$(94,619)	$896		$(93,723)	$330		$(93,393)

Earnings (loss) per share:
Basic - Net income (loss) attributable to common shareholders	$(1.48)	$—		$(1.47)	$—		(1.46)
Diluted - Net income (loss) attributable to common shareholders	$(1.48)	$—		$(1.47)	$—		(1.46)

Weighted average Class A shares outstanding:
Basic	63,948	—		63,948	—		63,948
Diluted	63,948	—		63,948	—		63,948

See accompanying notes.

Jones Energy, Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the twelve months ended December 31, 2016

(in thousands except per share data)	Historical	Pro Forma Adjustments for Activity of Disposed Assets	(c)	Adjusted for Activity of Disposed Assets	Pro Forma Adjustments for Proceeds used toward Debt Repayment	(d)	Unaudited Pro Forma Statement of Operations
Operating revenues
Oil and gas sales	$124,877	$(15,677)		$109,200	$—		$109,200
Other revenues	2,970	—		2,970	—		2,970
Total operating revenues	127,847	(15,677)		112,170	—		112,170
Operating costs and expenses
Lease operating	32,640	(3,237)		29,403	—		29,403
Production and ad valorem taxes	7,768	(2,418)		5,350	—		5,350
Exploration	6,673	—		6,673	—		6,673
Depletion, depreciation and amortization	153,930	(19,078)		134,852	—		134,852
Accretion of ARO liability	1,263	(102)		1,161	—		1,161
General and administrative	29,640	—		29,640	—		29,640
Other operating	199	—		199	—		199
Total operating expenses	232,113	(24,835)		207,278	—		207,278
Operating income (loss)	(104,266)	9,158		(95,108)	—		(95,108)
Other income (expense)
Interest expense	(53,127)	—		(53,127)	1,187		(51,940)
Gain on debt extinguishment	99,530	—		99,530	—		99,530
Net gain (loss) on commodity derivatives	(51,264)	—		(51,264)	—		(51,264)
Other income (expense)	536	(657)		(121)	(17)		(138)
Other income (expense), net	(4,325)	(657)		(4,982)	1,170		(3,812)
Income (loss) before income tax	(108,591)	8,501		(100,090)	1,170		(98,920)
Income tax provision	(23,786)	1,168		(22,618)	184		(22,434)
Net income (loss)	(84,805)	7,333		(77,472)	986		(76,486)
Net income (loss) attributable to non-controlling interests	(42,253)	4,255		(37,998)	524		(37,474)
Net income (loss) attributable to controlling interests	$(42,552)	$3,078		$(39,474)	$462		$(39,012)
Dividends and accretion on preferred stock	(2,669)	—		(2,669)			(2,669)
Net income (loss) attributable to common shareholders	(45,221)	3,078		(42,143)	462		(41,681)

Earnings (loss) per share (1):
Basic - Net income (loss) attributable to common shareholders (as adjusted)	(1.04)	—		(0.97)	—		(0.96)
Diluted - Net income (loss) attributable to common shareholders (as adjusted)	(1.04)	—		(0.97)	—		(0.96)
Weighted average Class A shares outstanding (1):
Basic (as adjusted)	43,506	—		43,506	—		43,506
Diluted (as adjusted)	43,506	—		43,506	—		43,506

(1)	All share and earnings per share information presented has been recast to retrospectively adjust for the effects of the 0.087423 per share Special Stock Dividend, distributed on March 31, 2017.

See accompanying notes.

Jones Energy, Inc.

Notes to the Consolidated Financial Statements

1. Basis of Presentation

The unaudited pro forma condensed consolidated financial statements give effect to the pro forma adjustments necessary to reflect the Divestiture as if it had occurred as of January 1, 2016 in the unaudited pro forma statements of operations for the six months ended June 30, 2017 and the year ended December 31, 2016 and on June 30, 2017 in the unaudited pro forma balance sheet. The Company agreed to sell the Arkoma Basin properties for $65.0 million and incurred closing adjustments of $6.5 million to arrive at closing consideration of $58.5 million in cash, subject to customary post-closing adjustments.

2. Pro Forma Adjustments

The unaudited pro forma condensed consolidated financial statements reflect the following adjustments:

Balance Sheet

“Historical” represents the historical condensed consolidated balance sheet of Jones Energy, Inc. as of June 30, 2017.

(a)

Pro forma adjustment to remove the assets and liabilities sold in the Divestiture. The purchase price of $65.0 million was reduced by closing adjustments through the balance sheet date and by the deposit of $4.9 million associated with the pending sale which was included in Other current liabilities on the Company’s Consolidated Balance Sheet as of June 30, 2017. This adjustment removes that liability and presents the cash proceeds net of the deposit and net of closing adjustments through the balance sheet date.

(b)	Pro forma adjustment to reflect the cash proceeds from the Divestiture, which are assumed to be used toward the repayment of long-term debt.

Statement of Operations

“Historical” represents the historical condensed consolidated statements of operations of Jones Energy, Inc. for the six months ended June 30, 2017 and for the year ended December 31, 2016.

(c)

Pro forma adjustment to eliminate revenues and expenses of the assets sold in the Divestiture from the Company’s consolidated statements of operations. This adjustment also (i) reflects the change in the balance of the tax receivable agreement, included in other income (expense), to reflect the impact of the change in valuation allowance recorded against the Company’s deferred tax assets, (ii) reflects the change in the tax provision associated with the assets and liabilities sold in the Divestiture, and (iii) reflects the change in income allocation between controlling and non-controlling interest associated with the assets and liabilities sold in the Divestiture.

(d)

Pro forma adjustment to reflect the reduction in interest expense as a result of the repayment of long-term debt with the proceeds from the Divestiture. This adjustment also (i) reflects the change in the balance of the tax receivable agreement, included in other income (expense), to reflect the impact of the change in valuation allowance recorded against the Company’s deferred tax assets, (ii) reflects the change in the tax provision associated with the repayment of long-term debt with the proceeds from the Divestiture, and (iii) reflects the change in income allocation between controlling and non-controlling interest associated with the repayment of long-term debt with the proceeds from the Divestiture.